Exhibit 99.1

Green Plains Announces Intention to Declassify Its Board of Directors

Takes advantage of new Iowa law permitting declassification

OMAHA, Neb. February 4, 2022 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ: GPRE) today announced that the Board of Directors (the “Board”) has unanimously agreed to put forward a proposal to the Company’s shareholders for a vote at its Annual Shareholder Meeting in May of 2022 to declassify the Board. Green Plains’ directors are currently divided into three classes, with the members serving staggered three-year terms. Up until January 1, 2022, Iowa law, which applies to the Company as an Iowa corporation, required that the Company’s Board remain classified.

“Our recent initiatives to refresh the Board of Directors, update our bylaws and this proposal to declassify the Board reflect our commitment to strong corporate governance practices,” said Kimberly Wagner, Chair of the Green Plains Nominating and Governance Committee. “After the recent change in Iowa law, and in consultation with several of our top shareholders, the nominating and governance committee proposed this change to the Board. We are pleased to be the first Iowa corporation of which we are aware to act on this new opportunity to further enhance shareholder rights.”

The proposal to declassify the board will be detailed in the Company’s 2022 proxy statement, which will be filed with the Securities and Exchange Commission in advance of the 2022 Annual meeting. If approved, the Board would begin the declassification with respect to directors up for election at the 2023 annual meeting. The 2022 Annual Meeting is expected to take place in May 2022.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed, clean sugar, specialty alcohol and carbon sequestrations initiatives; to achieve anticipated savings from Project 24; to successfully pursue its ongoing transformation strategy and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Green Plains Inc. Contacts

Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com

Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

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